Exhibit 99.1

Contacts:	Ralph S. Marimon Vice President of Finance Chief Financial Officer (408) 990-4000 rsmarimon@quicklogic.com	Andrea Vedanayagam Director, Corporate Communications (408) 990-4000 andrea@quicklogic.com

QuickLogic Announces Fiscal 2009 Third Quarter Results

SUNNYVALE, Calif. — October 27, 2009 — QuickLogic Corporation (NASDAQ: QUIK), the lowest power programmable semiconductor solutions leader, today announced the financial results for its fiscal third quarter ended September 27, 2009.

Total revenue for the third quarter of 2009 was $3.3 million, up 14% from the second quarter of 2009 and down 47% from the third quarter of 2008. The sequential increase of revenue was primarily due to an increase in new product revenue and strong bookings towards the end of the second quarter. During the third quarter, new product revenue increased 67% to $1.4 million from $0.8 million in the second quarter of 2009.  This sequential increase in new product revenue was mainly due to our customer specific standard product (CSSP) customers going into production in the third quarter.

Under generally accepted accounting principles (GAAP), the net loss for the third quarter of 2009 was $3.0 million, or $0.10 per share, compared with a net loss of $3.2 million, or $0.11 per share, in the second quarter of 2009 and a net loss of $0.6 million, or $0.02 per share, in the third quarter of 2008.  Non-GAAP net loss for the third quarter of 2009 was $1.9 million, or $0.06 per share, compared with a non-GAAP net loss of $2.7 million, or $0.09 per share, in the second quarter of 2009 and a non-GAAP net loss of $0.2 million, or $0.01 per share, in the third quarter of 2008.

“We are pleased with the significant growth of new product shipments in the third quarter of this year,” said Tom Hart, QuickLogic’s Chairman of the Board and CEO.  “This increase is primarily associated with our strategic focus of driving CSSPs into high growth mobile, battery-powered handheld electronics segments, such as wireless, broadband data cards. The new product bookings were strong in the third quarter, which should lead to another increase in new product revenue in the fourth quarter.”

Conference Call

QuickLogic will hold a conference call at 2:30 p.m. Pacific Daylight Time today, October 27, 2009, to discuss the third quarter financial results. The conference call is being webcast and can be accessed via QuickLogic’s website at www.quicklogic.com. To participate, please call (888) 378-4361 by 2:20 p.m. Pacific Daylight Time. A recording of the call will be available starting one hour after completion of the call. To access the recording, please call (719) 457-0820 or (888) 203-1112 and reference the passcode: 9997974. The call recording will be archived until Friday, October 30, 2009 and the webcast will be available for 12 months.

About QuickLogic

QuickLogic Corporation (NASDAQ: QUIK) is the inventor and pioneer of innovative, customizable semiconductor solutions for mobile and portable electronics original equipment manufacturers (OEMs) and original design manufacturers (ODMs).  These silicon plus software solutions are called Customer Specific Standard Products (CSSPs).  CSSPs enable our customers to bring their products to market more quickly and remain in the market longer, with the low power, cost and size demanded by the mobile and portable electronics market.  For more information about QuickLogic and CSSPs, visit www.quicklogic.com. Code: QUIK-G

Non-GAAP Financial Measures

QuickLogic reports financial information in accordance with GAAP, but believes that non-GAAP financial measures are helpful in evaluating its operating results and comparing its performance to comparable companies. Accordingly, the Company excludes charges related to stock-based compensation, restructuring, the write-down of the Company’s investment in Tower Semiconductor Ltd. and the effect of the write-off of long-lived assets in calculating non-GAAP (i) income (loss) from operations, (ii) net income (loss), (iii) net income (loss) per share, and (iv) gross margin percentage. The Company provides this non-GAAP information to enable investors to evaluate its operating results in a manner similar to how the Company analyzes its operating results and to provide consistency and comparability with similar companies in the Company’s industry.

Management uses the non-GAAP measures, which exclude gains, losses and other charges that are considered by management to be outside of the Company’s core operating results, internally to evaluate its operating performance against results in prior periods and its operating plans and forecasts. In addition, the non-GAAP measures are used to plan for the Company’s future periods, and serve as a basis for the allocation of Company resources, management of operations and the measurement of profit-dependent cash and equity compensation paid to employees and executive officers.

Investors should note, however, that the non-GAAP financial measures used by QuickLogic may not be the same non-GAAP financial measures, and may not be calculated in the same manner, as that of other companies. QuickLogic does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures alone or as a substitute for financial information prepared in accordance with GAAP. A reconciliation of GAAP financial measures to non-GAAP financial measures is included in the financial statements portion of this press release. Investors are encouraged to review the related GAAP financial measures and the reconciliation of non-GAAP financial measures with their most directly comparable GAAP financial measures.

Safe Harbor Statement Under The Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements made by our CEO relating to the revenue generating potential of new products, which is dependent on the market acceptance of our products and the level of customer orders. Actual results could differ materially from the results described in these forward-looking statements. Factors that could cause actual results to differ materially include: delays in the market acceptance of the Company’s new products; the ability to convert design opportunities into customer revenue; our ability to replace revenue from end-of-life products; the level and timing of customer design activity; the market acceptance of our customers’ products; the risk that new orders may not result in future revenue; our ability to introduce and produce new products based on advanced wafer technology on a timely basis; our ability to adequately market the low power, competitive pricing and short time-to-market of our new products; intense competition, including the introduction of new products by competitors; our ability to hire and retain qualified personnel; changes in product demand or supply; capacity constraints; and general economic conditions. These factors and others are described in more detail in the Company’s public reports filed with the Securities and Exchange Commission, including the risks discussed in the “Risk Factors” section in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and in the Company’s prior press releases.

ArcticLink, pASIC, PolarPro, QuickLogic, QuickPCI and QuickRAM are registered trademarks and Eclipse and the QuickLogic logo are trademarks of QuickLogic Corporation.  All other brands or trademarks are the property of their respective holders and should be treated as such.

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Note to Editors: Financial Tables Follow

QUICKLOGIC CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended			Nine Months Ended
	September 27, 2009	September 28, 2008	June 28, 2009	September 27, 2009	September 28, 2008
Revenue	$3,332	$6,230	$2,911	$10,795	$25,996
Cost of revenue, excluding inventory write-down and related charges and long-lived asset impairment	1,955	2,575	1,531	5,127	10,687
Inventory write-down and related charges	231	203	58	467	1,331
Long-lived asset impairment	150	—	—	150	1,545
Gross profit	996	3,452	1,322	5,051	12,433
Operating expenses:
Research and development	1,400	1,354	1,877	4,889	6,785
Selling, general and administrative	2,525	2,666	2,709	7,877	10,956
Long-lived asset impairment	—	—	—	—	468
Restructuring costs	—	—	—	—	452
Loss from operations	(2,929)	(568)	(3,264)	(7,715)	(6,228)
Write-down of investment in Tower Semiconductor Ltd.		—			(417)
Interest expense	(31)	(59)	(23)	(78)	(202)
Interest income and other, net	(30)	(46)	45	(31)	88
Loss before income taxes	(2,990)	(673)	(3,242)	(7,824)	(6,759)
Provision for (Benefit from) income taxes	7	(58)	(15)	(4)	(24)
Net loss	$(2,997)	$(615)	$(3,227)	$(7,820)	$(6,735)

Net loss per share:
Basic	$(0.10)	$(0.02)	$(0.11)	$(0.26)	$(0.23)
Diluted	$(0.10)	$(0.02)	$(0.11)	$(0.26)	$(0.23)

Weighted average shares:
Basic	30,322	29,772	30,081	30,104	29,589
Diluted	30,322	29,772	30,081	30,104	29,589

QUICKLOGIC CORPORATION

SUPPLEMENTAL RECONCILIATIONS OF GAAP AND NON-GAAP FINANCIAL MEASURES

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended			Nine Months Ended
	September 27, 2009	September 28, 2008	June 28, 2009	September 27, 2009	September 28, 2008
GAAP loss from operations	$(2,929)	$(568)	$(3,264)	$(7,715)	$(6,228)
Adjustment for stock-based compensation within:
Cost of revenue	110	49	71	232	220
Research and development	213	89	138	439	443
Selling, general and administrative	535	251	358	1,138	1,308
Adjustment for long-lived asset impairment within:
Cost of revenue	150	—	—	150	1,545
Operating expenses	—	—	—	—	468
Adjustment for the write-off of equipment within:
Cost of revenue	96	30	—	96	30
Selling, general and administrative	2	—	—	2	15
Adjustment for restructuring costs	—	—	—	—	452
Non-GAAP loss from operations	$(1,823)	$(149)	$(2,697)	$(5,658)	$(1,747)

GAAP net loss	$(2,997)	$(615)	$(3,227)	$(7,820)	$(6,735)
Adjustment for stock-based compensation within:
Cost of revenue	110	49	71	232	220
Research and development	213	89	138	439	443
Selling, general and administrative	535	251	358	1,138	1,308
Adjustment for long-lived asset impairment within:
Cost of revenue	150	—	—	150	1,545
Operating expenses	—	—	—	—	468
Adjustment for the write-off of equipment within:
Cost of revenue	96	30	—	96	30
Selling, general and administrative	2	—	—	2	15
Other expense	—	—	—	13	—
Adjustment for restructuring costs	—	—	—	—	452
Adjustment for write-down of investment in Tower Semiconductor Ltd.	—	—	—	—	417
Non-GAAP net loss	$(1,891)	$(196)	$(2,660)	$(5,750)	$(1,837)

GAAP net loss per share	$(0.10)	$(0.02)	$(0.11)	$(0.26)	$(0.23)
Adjustment for stock-based compensation	0.03	0.01	0.02	0.06	0.07
Adjustment for long-lived asset impairment	0.01	—	—	0.01	0.07
Adjustment for write-off of equipment	*	—	—	*	—
Adjustment for restructuring costs	—	—	—	—	0.02
Adjustment for write-down of investment in Tower Semiconductor Ltd.	—	—	—	—	0.01
Non-GAAP net loss per share	$(0.06)	$(0.01)	$(0.09)	$(0.19)	$(0.06)

GAAP gross margin percentage	29.9%	55.4%	45.4%	46.8%	47.8%
Adjustment for stock-based compensation	3.3	0.8	2.5	2.1	0.8
Adjustment for write-off of long-lived asset	4.5	—	—	1.4	5.9
Adjustment for write-off of equipment	2.9	0.5	—	0.9	0.2
Non-GAAP gross margin percentage	40.6%	56.7%	47.9%	51.2%	54.7%

* Figures were not considered in the reconciliation of Non-GAAP net loss per share due to the insignificant amount.

QUICKLOGIC CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	September 27, 2009	December 28, 2008 (1)
ASSETS

Current assets:
Cash and cash equivalents	$13,886	$19,376
Short-term investment in Tower Semiconductor Ltd.	823	116
Accounts receivable, net	1,981	1,746
Inventories	1,844	1,900
Other current assets	612	833
Total current assets	19,146	23,971
Property and equipment, net	3,008	3,493
Investment in Tower Semiconductor Ltd.	414	59
Other assets	461	903
TOTAL ASSETS	$23,029	$28,426

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Revolving line of credit	$2,000	$2,000
Trade payables	2,136	1,992
Accrued liabilities	1,114	1,537
Deferred income on shipments to distributors	7	282
Deferred royalty revenue	63	—
Current portion of debt and capital lease obligations	436	753
Total current liabilities	5,756	6,564

Long-term liabilities:
Debt and capital lease obligations, less current portion	264	—
Total liabilities	6,020	6,564

Stockholders’ equity:
Common stock, at par value	30	30
Additional paid-in capital	171,751	169,846
Accumulated other comprehensive income	1,062	—
Accumulated deficit	(155,834)	(148,014)
Total stockholders’ equity	17,009	21,862
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$23,029	$28,426

(1)              Derived from the December 28, 2008 audited balance sheet included in the 2008 Annual Report on Form 10-K of QuickLogic Corporation.

QUICKLOGIC CORPORATION

SUPPLEMENTAL DATA

(Unaudited)

	Percentage of Revenue			Change in Revenue
	Q3 2009	Q3 2008	Q2 2009	Q3 2008 to Q3 2009	Q2 2009 to Q3 2009

COMPOSITION OF REVENUE

Revenue by product (1):
New products	41%	23%	28%	-4%	67%
Mature products	57%	74%	65%	-59%	2%
End-of-life products	2%	3%	7%	-68%	-72%

Revenue by geography:
North America	47%	33%	47%	-23%	17%
Europe	20%	14%	19%	-26%	15%
Rest of world	26%	42%	19%	-66%	63%
Japan	7%	11%	15%	-69%	-51%

(1)         New products include ArcticLink, PolarPro II, PolarPro, Eclipse II and QuickPCI II products. Mature products include QuickRAM, pASIC® 3, Eclipse, QuickDSP and QuickFC products, as well as royalty revenue, programming hardware and software. End-of-life products include pASIC 1, pASIC 2, V3, QuickPCI and QuickMIPS products.